Contact: Barbara B. Lucas
                                                Senior Vice President
                                                Public Affairs
                                                410-716-2980

                                                Mark M. Rothleitner
                                                Vice President
                                                Investor Relations and Treasurer
                                                410-716-3979


FOR IMMEDIATE RELEASE:  Thursday, January 29, 2004
Subject: Black & Decker Reports Earnings Per Share Before Restructuring Charges of $1.35 for Fourth Quarter 2003 and Record $4.02 for Full Year; Generates Record $480 Million Free Cash Flow

Towson, MD - The Black & Decker Corporation (NYSE: BDK) today announced that net earnings for the fourth quarter of 2003 were $99.5 million or $1.27 per diluted share, versus net earnings of $75.7 million or $0.94 per diluted share for the fourth quarter of 2002. Excluding restructuring charges in both years, diluted earnings per share were $1.35 for the quarter, an increase of 29% over $1.05 for the fourth quarter of 2002.

     For the full year 2003, net earnings were a record $3.75 per diluted share, versus $2.84 in 2002. Excluding restructuring charges in both years, diluted earnings per share were $4.02 for 2003, an increase of 24% over $3.23 in 2002.

     The Corporation also generated a record $480 million of free cash flow, up from the previous record of $360 million set in 2002. For the third consecutive year, working capital changes were favorable, and capital expenditures were lower than depreciation and amortization.

                                     (more)

Page Two

     In January 2004, the Corporation completed the sale of two European security hardware businesses, Corbin and NEMEF. Together with DOM security hardware, which is currently held for sale, these businesses are reflected as discontinued operations in the accompanying financial information.

     Sales from continuing operations for the fourth quarter of 2003 were $1.34 billion, an 11% increase over $1.20 billion for the same period last year. Sales increased 2% excluding the effects of foreign currency translation and the acquisition of Baldwin Hardware Corporation and Weiser Lock Corporation.

     Sales from continuing operations for the full year were $4.48 billion, a 4% increase over $4.29 billion in 2002. Sales for the year decreased 1% excluding the effects of foreign currency translation and the acquisition.

     Inventory of continuing operations was $710 million at the end of 2003, a $16 million decrease from the 2002 year-end level. Excluding the effects of foreign currency translation and the acquisition, inventory decreased more than $80 million.

     Commenting on the results, Nolan D. Archibald, Chairman and Chief Executive Officer, said, "Black & Decker had another outstanding quarter and a record year. We are very pleased with the strength and consistency of our results. For the seventh straight quarter, earnings per share grew more than 19%. All three of our business segments reported higher sales and at least 12% operating margins for the quarter. Sales of DEWALT(R) professional products and hardware and home improvement products exceeded our expectations. This growth, which reflected our strong market positions and an improving U.S. economy, resulted in earnings above our guidance.

     "Free cash flow was also well above our projection, due largely to strong earnings and lower working capital. Capital expenditures were below depreciation, but remained sufficient to support an impressive range of new products. We have now set free cash flow records for two consecutive years and converted over 100% of earnings to cash for three consecutive years.

                                     (more)

Page Three

     "The restructuring program announced in early 2002 generated approximately $50 million of incremental cost savings in 2003. The final phase is proceeding as planned, and we continue to expect incremental savings of $45 million in 2004 and $10 million in 2005, which, combined with benefits realized to date, will total $130 million of annualized savings.

     "As announced on October 1, 2003, we completed the acquisition of the Baldwin Hardware Corporation and Weiser Lock Corporation from Masco Corporation early in the fourth quarter. We will take a number of actions to eliminate duplicate costs and excess capacity from the combined security hardware businesses, including the closures of a Kwikset plant in Oklahoma and the Weiser administrative and distribution facility in Arizona. Costs associated with the Kwikset plant closure are reflected in the $10.0 million restructuring charge recorded in the quarter, and costs associated with the Weiser closure are reflected as part of the acquisition of that business.

     "Sales in the Power Tools and Accessories segment increased slightly for the quarter, with growth in the U.S., Asia, Australia, and Latin America being offset by a decline in Europe. For the full year, sales decreased 1%, as improvement in the second half nearly offset weaker results in the first six months. Operating profit decreased 1% for both the quarter and full year, largely due to costs related to lower production levels.

     "In the U.S., fourth-quarter sales of DEWALT professional products increased at a double-digit rate on strong demand from the major distribution channels. DEWALT continued to meet competitive challenges with new products such as a corded/cordless utility vacuum, a critically acclaimed thickness planer, and a belt sander. Sales of consumer products for the quarter decreased at a low double-digit rate, with continued weakness in cleaning products. For the full year, increasing momentum in the second half enabled DEWALT to hold sales roughly flat, and consumer product sales decreased at a low single-digit rate.

                                     (more)

Page Four

     "Sales in Europe decreased at a mid-single-digit rate for both the quarter and the full year, as the weak retail environment continued to challenge our consumer division. Professional tool sales were roughly flat for the year in a weak construction market. As a result of restructuring benefits, ongoing cost reduction efforts, and favorable foreign currency rates, however, our European operating profit increased significantly for the quarter and the full year despite the sales decline. The European business is on track to achieve its target of 10% operating margin in 2004, ahead of schedule.

     "The Hardware and Home Improvement segment reported a 42% sales increase for the quarter and a high single-digit growth rate excluding the acquisition of Baldwin and Weiser. Driven by expanded product listings at a major retailer, sales of Price Pfister(R) plumbing products rose more than 20%. Sales in the Kwikset security hardware business increased at a low single-digit rate, reflecting successful combination kit promotions partly offset by retailer inventory reductions. For the full year, sales for the segment increased 9% and at a low single-digit rate excluding the acquisition. Productivity and restructuring savings continued to improve the operating margins for Kwikset and Price Pfister, resulting in dramatic operating profit increases for both the quarter and the full year.

     "Sales in the Fastening and Assembly Systems segment increased 4% for the quarter, with gains in all geographic regions and in both the automotive and industrial divisions. Operating profit in this segment increased 5% from the fourth quarter last year, led by a rebound in the industrial division. For the full year, sales and operating profit were similar to 2002, representing solid performance despite lower automotive production and a sluggish industrial marketplace.

     "Looking forward, we plan to build on our success of the last two years. Assuming a modestly recovering U.S. economy, we are forecasting low single-digit sales growth for 2004, excluding currency translation and the acquisition, or mid-to-high single-digit growth including those factors. Continued restructuring benefits should drive operating margins higher, and, as a result, we anticipate diluted earnings per share in the ranges of $4.35-to-$4.50 for the full year and $0.65-to-$0.70 for the first quarter. We also expect to convert at least 90% of net earnings to free cash flow.

                                     (more)

Page Five

     "Once again, Black & Decker delivered solid sales improvement, a strong operating margin, and outstanding earnings and cash flow. During 2003, we also completed our largest bolt-on acquisition to date, repurchased two million shares of stock, and increased our dividend 75%, yet ended the year with lower net debt than 2002. We continue to leverage our powerful brands, world-class product development, and industry-leading end-user focus to maintain market leadership and deliver outstanding financial returns. By combining market leadership with operating excellence, Black & Decker is benefiting from the improving economy and is in a strong position to continue delivering outstanding value to shareholders."

     The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss 2003 results and the outlook for 2004. Investors can listen to the conference call by visiting www.bdk.com and clicking on the icon labeled "Live Webcast." Listeners should log-in at least ten minutes prior to the beginning of the event to assure timely access. A replay of the call will be available at www.bdk.com.

     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the "Forward-Looking Statements" sections in Black & Decker's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

     Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

                                      # # #

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)


                                                    Three Months Ended
                                        ----------------------------------------
                                        December 31, 2003     December 31, 2002
                                        ------------------    ------------------

SALES                                   $         1,337.6     $         1,204.5
     Cost of goods sold                             863.6                 761.3
     Selling, general, and
       administrative expenses                      325.0                 315.7
     Restructuring and exit costs                    10.0                  12.3
                                        ------------------    ------------------
OPERATING INCOME                                    139.0                 115.2
     Interest expense (net of
       interest income)                               7.8                  13.0
     Other expense (income)                             -                   (.3)
                                        ------------------    ------------------
EARNINGS FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                            131.2                 102.5
     Income taxes                                    35.0                  28.2
                                        ------------------    ------------------
NET EARNINGS FROM CONTINUING OPERATIONS              96.2                  74.3
     Earnings from discontinued
       operations (net of income taxes)               3.3                   1.4
                                        ------------------    ------------------
NET EARNINGS                            $            99.5     $            75.7
                                        ==================    ==================


BASIC EARNINGS PER COMMON SHARE
     Continuing operations              $            1.24     $             .92
     Discontinued operations                          .04                   .02
                                        ------------------    ------------------
NET EARNINGS PER COMMON SHARE
     - BASIC                            $            1.28     $             .94
                                        ==================    ==================

Shares Used in Computing Basic
     Earnings Per Share (in Millions)                77.8                  80.3
                                        ==================    ==================


DILUTED EARNINGS PER COMMON SHARE
     Continuing operations              $            1.23     $             .92
     Discontinued operations                          .04                   .02
                                        ------------------    ------------------
NET EARNINGS PER COMMON SHARE
     - ASSUMING DILUTION                $            1.27     $             .94
                                        ==================    ==================

Shares Used in Computing Diluted
     Earnings Per Share (in Millions)                78.5                  80.7
                                        ==================    ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)


                                                      Year Ended
                                        ----------------------------------------
                                        December 31, 2003     December 31, 2002
                                        ------------------    ------------------

SALES                                   $         4,482.7     $         4,291.8
     Cost of goods sold                           2,887.1               2,805.6
     Selling, general, and
       administrative expenses                    1,135.3               1,071.6
     Restructuring and exit costs                    31.6                  46.6
                                        ------------------    ------------------
OPERATING INCOME                                    428.7                 368.0
     Interest expense (net of
       interest income)                              35.2                  57.8
     Other expense                                    2.6                   4.8
                                        ------------------    ------------------
EARNINGS FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                            390.9                 305.4
     Income taxes                                   103.7                  76.9
                                        ------------------    ------------------
NET EARNINGS FROM CONTINUING OPERATIONS             287.2                 228.5
     Earnings of discontinued
       operations (net of income taxes)               5.8                   1.2
                                        ------------------    ------------------
NET EARNINGS                            $           293.0     $           229.7
                                        ==================    ==================


BASIC EARNINGS PER COMMON SHARE
     Continuing operations              $            3.69     $            2.85
     Discontinued operations                          .07                   .01
                                        ------------------    ------------------
NET EARNINGS PER COMMON SHARE
     - BASIC                            $            3.76     $            2.86
                                        ==================    ==================

Shares Used in Computing Basic
     Earnings Per Share (in Millions)                77.9                  80.4
                                        ==================    ==================


DILUTED EARNINGS PER COMMON SHARE
     Continuing operations              $            3.68     $            2.83
     Discontinued operations                          .07                   .01
                                        ------------------    ------------------
NET EARNINGS PER COMMON SHARE
     - ASSUMING DILUTION                $            3.75     $            2.84
                                        ==================    ==================

Shares Used in Computing Diluted
     Earnings Per Share (in Millions)                78.2                  80.9
                                        ==================    ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)


                                        December 31, 2003     December 31, 2002
                                        ------------------    ------------------

ASSETS
Cash and cash equivalents               $           308.2     $           517.1
Trade receivables                                   808.6                 715.5
Inventories                                         709.9                 725.7
Current assets of
  discontinued operations                           160.2                  38.0
Other current assets                                216.1                 197.6
                                        ------------------    ------------------
       TOTAL CURRENT ASSETS                       2,203.0               2,193.9
                                        ------------------    ------------------

PROPERTY, PLANT, AND EQUIPMENT                      660.2                 629.6
GOODWILL                                            771.7                 658.4
LONG-TERM ASSETS OF
  DISCONTINUED OPERATIONS                               -                  99.7
OTHER ASSETS                                        587.6                 548.9
                                        ------------------    ------------------
                                        $         4,222.5     $         4,130.5
                                        ==================    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                   $              .1     $             4.6
Current maturities of long-term debt                   .4                 312.0
Trade accounts payable                              379.8                 336.2
Current liabilities of
  discontinued operations                            38.0                  18.8
Other accrued liabilities                           893.8                 781.8
                                        ------------------    ------------------
       TOTAL CURRENT LIABILITIES                  1,312.1               1,453.4
                                        ------------------    ------------------

LONG-TERM DEBT                                      915.6                 927.6
DEFERRED INCOME TAXES                               179.8                 211.3
POSTRETIREMENT BENEFITS                             451.9                 395.7
LONG-TERM LIABILITIES OF
  DISCONTINUED OPERATIONS                               -                  14.4
OTHER LONG-TERM LIABILITIES                         516.6                 528.5
STOCKHOLDERS' EQUITY                                846.5                 599.6
                                        ------------------    ------------------
                                        $         4,222.5     $         4,130.5
                                        ==================    ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
                              (Millions of Dollars)


                                                   Reportable Business Segments
                                          ----------------------------------------------
                                                Power     Hardware   Fastening               Currency      Corporate,
                                              Tools &       & Home  & Assembly            Translation    Adjustments,
Three Months Ended December 31, 2003      Accessories  Improvement     Systems     Total  Adjustments  & Eliminations  Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers              $  914.0       $230.1      $134.6  $1,278.7       $ 58.9          $    -      $1,337.6
Segment profit (loss) (for Consoli-
     dated, operating income
     before restructuring and exit costs)       112.8         37.8        20.9     171.5          6.0           (28.5)        149.0
Depreciation and amortization                    20.1          6.2         3.6      29.9          1.1             1.7          32.7
Capital expenditures                             15.5          3.9         4.0      23.4          1.2              .1          24.7

Three Months Ended December 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers              $  911.2       $162.4      $128.8  $1,202.4       $  2.1          $    -      $1,204.5
Segment profit (loss) (for Consoli-
     dated, operating income
     before restructuring and exit costs)       114.2         18.8        19.9     152.9          (.7)          (24.7)        127.5
Depreciation and amortization                    20.0          4.8         3.4      28.2           .1             2.2          30.5
Capital expenditures                             18.5          1.7         4.9      25.1           .1              .1          25.3

Year Ended December 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers              $3,114.9       $715.7      $514.2  $4,344.8       $137.9          $    -      $4,482.7
Segment profit (loss) (for Consoli-
     dated, operating income
     before restructuring and exit costs)       350.9         92.8        73.9     517.6         14.3           (71.6)        460.3
Depreciation and amortization                    80.5         24.4        15.0     119.9          2.8            10.7         133.4
Capital expenditures                             68.2         17.1        13.4      98.7          3.0              .8         102.5

Year Ended December 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers              $3,156.2       $659.3      $513.3  $4,328.8       $(37.0)         $    -      $4,291.8
Segment profit (loss) (for Consoli-
     dated, operating income
     before restructuring and exit costs)       354.7         47.4        74.7     476.8         (3.9)          (58.3)        414.6
Depreciation and amortization                    80.1         25.5        14.2     119.8          (.7)            3.3         122.4
Capital expenditures                             70.8          9.0        13.9      93.7          (.2)             .8          94.3


     The reconciliation of segment profit to the Corporation's earnings from continuing operations before income taxes for each period, in millions of dollars, is as follows:


                                                                            Three Months Ended                  Year Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                       December 31,    December 31,    December 31,    December 31,
                                                                               2003            2002            2003            2002
------------------------------------------------------------------------------------------------------------------------------------
Segment profit for total reportable business segments                        $171.5          $152.9          $517.6          $476.8

Items excluded from segment profit:

      Adjustment of budgeted foreign exchange rates to
          actual rates                                                          6.0             (.7)           14.3            (3.9)

      Depreciation of Corporate property                                        (.3)            (.2)           (1.1)           (1.3)

      Adjustment to businesses' postretirement benefit
          expenses booked in consolidation                                      3.9             9.5            15.4            38.3

      Other adjustments booked in consolidation directly
          related to reportable business segments                              (6.0)           (4.8)          (15.0)           (8.4)

Amounts allocated to businesses in arriving at segment
      profit in excess of (less than) Corporate center
      operating expenses, eliminations, and other
      amounts identified above                                                (26.1)          (29.2)          (70.9)          (86.9)
------------------------------------------------------------------------------------------------------------------------------------
      Operating income before restructuring and exit costs                    149.0           127.5           460.3           414.6

Restructuring and exit costs                                                   10.0            12.3            31.6            46.6
------------------------------------------------------------------------------------------------------------------------------------
      Operating income                                                        139.0           115.2           428.7           368.0

Interest expense, net of interest income                                        7.8            13.0            35.2            57.8

Other expense (income)                                                            -             (.3)            2.6             4.8
------------------------------------------------------------------------------------------------------------------------------------
      Earnings from continuing operations before income taxes                $131.2          $102.5          $390.9          $305.4
====================================================================================================================================


BASIS OF PRESENTATION:
     The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and electric lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). On September 30, 2003, the Corporation acquired Baldwin Hardware Corporation and Weiser Lock Corporation. These acquired businesses are included in the Hardware and Home Improvement segment. It also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

     In January 2004, the Corporation sold two components of its European security hardware business. The divested businesses and the remaining portion that is expected to be sold in 2004 are treated as discontinued operations in the Corporation's consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.
     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. The amounts included in the preceding tables under the captions "Reportable Business Segments" and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's budgeted rates of exchange for 2003. The amounts included in the preceding tables under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.
     Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:
     To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses, as well as to exclude effects of changes in foreign currency exchange rates and the sales of acquired businesses on sales. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.
     This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Net  earnings  and  diluted  earnings  per  share,   excluding  the  effects  of
--------------------------------------------------------------------------------
restructuring charges:
----------------------
     The calculation of net earnings, excluding restructuring and exit costs, net of tax, and diluted earnings per share, excluding restructuring and exit costs, net of tax, and the resultant percentage increases in diluted earnings per share, excluding restructuring and exit costs, net of tax, of 29% and 24%, for the quarters and years ended December 31, 2003 and 2002, respectively, follows (dollars in millions except per share amounts):

                                                        Three Months Ended
                                                   December 31,    December 31,
                                                           2003            2002
                                                   -------------   -------------

    Net earnings                                         $ 99.5          $ 75.7
    Excluding:
       Restructuring and exit costs, net of tax             6.4             9.4
                                                   -------------   -------------
    Net earnings, excluding restructuring
       and exit costs                                    $105.9          $ 85.1
                                                   =============   =============

    Net earnings per common share
       - assuming dilution                               $ 1.27          $  .94
    Excluding:
       Restructuring and exit costs, net of tax,
         per common share - assuming dilution               .08             .11
                                                   -------------   -------------
    Net earnings, excluding restructuring
       and exit costs, per common share
       - assuming dilution                               $ 1.35          $ 1.05
                                                   =============   =============

    Shares used in computing diluted
       earnings per share (in millions)                    78.5            80.7
                                                   =============   =============

                                                            Year Ended
                                                   December 31,    December 31,
                                                           2003            2002
                                                   -------------   -------------

    Net earnings                                         $293.0          $229.7
    Excluding:
       Restructuring and exit costs, net of tax            21.7            31.7
                                                   -------------   -------------
    Net earnings, excluding restructuring
       and exit costs                                    $314.7          $261.4
                                                   =============   =============

    Net earnings per common share
       - assuming dilution                               $ 3.75          $ 2.84
    Excluding:
       Restructuring and exit costs, net of tax,
         per common share - assuming dilution               .27             .39
                                                   -------------   -------------
    Net earnings, excluding restructuring
       and exit costs, per common share
       - assuming dilution                               $ 4.02          $ 3.23
                                                   =============   =============

    Shares used in computing diluted
       earnings per share (in millions)                    78.2            80.9
                                                   =============   =============

Sales,  excluding  the  effects of foreign  currency  translation  and  acquired
--------------------------------------------------------------------------------
businesses:
-----------
     As more fully described in this press release under the caption "Supplemental Information About Business Segments--Basis of Presentation", elements of segment profit, including sales, for units located outside of the United States are generally measured using the local currency as the functional currency. For these units, sales are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. Amounts included on the line entitled "Sales to unaffiliated customers" under the heading "Reportable Business Segments" in the first table under the caption "Supplemental Information About Business Segments" are reflected at the Corporation's budgeted rates of exchange for 2003. The reference in this press release to a 2% increase in sales, excluding the effects of foreign currency translation and acquired businesses, for the fourth quarter of 2003, compared to the corresponding period in 2002, is determined as follows (dollars in millions):


                                                        Three Months Ended
                                                   December 31,    December 31,
                                                           2003            2002
                                                   -------------   -------------

    Sales                                              $1,337.6        $1,204.5
    Currency translation adjustment                       (58.9)           (2.1)
                                                   -------------   -------------
    Sales as translated at budgeted rates
       of exchange                                      1,278.7         1,202.4
    Sales of acquired businesses as translated
       at budgeted rates of exchange                      (53.1)              -
                                                   -------------   -------------
    Sales excluding foreign currency and the
       acquisition of Baldwin and Weiser               $1,225.6        $1,202.4
                                                   =============   =============

The reference in this press release to a 1% decrease in sales, excluding the effects of foreign currency translation and acquired businesses, for the year ended December 31, 2003, compared to the year ended December 31, 2002, is determined as follows (dollars in millions):

                                                            Year Ended
                                                   December 31,    December 31,
                                                           2003            2002
                                                   -------------   -------------

    Sales                                              $4,482.7        $4,291.8
    Currency translation adjustment                      (137.9)           37.0
                                                   -------------   -------------
    Sales as translated at budgeted rates
       of exchange                                      4,344.8         4,328.8
    Sales of acquired businesses as translated at
       budgeted rates of exchange                         (53.1)              -
                                                   -------------   -------------
    Sales excluding foreign currency and the
       acquisition of Baldwin and Weiser               $4,291.7        $4,328.8
                                                   =============   =============

Hardware  and Home  Improvement  segment  sales,  excluding  the  effects of the
--------------------------------------------------------------------------------
acquired businesses:
--------------------
     This press release indicates that the Hardware and Home Improvement segment reported a 42% sales increase for the quarter ended December 31, 2003 as compared to the corresponding quarter in the prior year, and a high single-digit sales growth rate excluding the acquisition of Baldwin and Weiser. This press release also indicates that the Hardware and Home Improvement segment reported a 9% sales increase for the year ended December 31, 2003 as compared to 2002, and a low single-digit rate of sales growth excluding the acquisition of Baldwin and Weiser. The determination of the aforementioned growth in sales, excluding the acquisition of Baldwin and Weiser, is determined by deducting $53.1 million of sales of the acquired businesses that were recognized for the quarter and year ended December 31, 2003.

Free cash flow for the years ended December 31, 2003 and 2002:
--------------------------------------------------------------
     The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the years ended December 31, 2003 and 2002, follows (dollars in millions):

    Cash flow from operating activities                 $570.6           $451.6
    Capital expenditures (including capital
      expenditures of discontinued operations)          (105.8)           (96.6)
    Proceeds from disposals of assets                     15.0              4.6
                                                   ------------    -------------
    Free cash flow                                      $479.8           $359.6
                                                   ============    =============